UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.   20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant                            ☒

Filed by a party other than the Registrant ☐

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☐        Preliminary Proxy Statement
☐        Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐        Definitive Proxy Statement
☒        Definitive Additional Materials
☐        Soliciting Material Pursuant to §240.14(a)-12

8X8, INC.

(Name of Registrant as Specified in its Charter)

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In connection with 8x8, Inc.'s solicitation of proxies for its Annual Meeting to be held on September 18, 2006, the Company publicly released the following statement on September 12, 2006:

On July 21, 2006, 8x8, Inc. (the "Company") filed a proxy statement with the Securities and Exchange Commission relating to its Annual Meeting of Stockholders to be held on September 18, 2006. In the proxy statement, the Company submitted a proposal to approve the 8x8, Inc. 2006 Stock Plan.

In response to concerns expressed by shareholder advisory services and some stockholders, the board of directors of the Company has decided that it will not reduce the exercise price of an outstanding option under the 2006 Stock Plan or amend or cancel any such option for the purpose of repricing, replacing or re-granting the option with a reduced exercise price, or buy out an option previously granted for cash or other consideration without the prior approval of the Company's stockholders, other than in the context of general adjustments to its common stock (such as a stock split) or in connection with a major corporate transaction (such as a change in control).